UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2007

OPTIMER PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10110 Sorrento Valley Road, Suite C
San Diego, CA  92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 909-0736

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, the Compensation Committee of our Board of Directors adopted the Optimer Pharmaceuticals, Inc. 2007 Incentive Compensation Plan (the “Plan”).  The Plan provides for the payment of cash bonuses to our Chief Executive Officer, Vice Presidents and director-level employees. Under the Plan, each participant is assigned a maximum bonus equal to a percentage of annual salary.  Actual bonuses paid under the Plan are based on the achievement of pre-established corporate and individual goals.  For Plan participants other than our Chief Executive Officer, 75% of overall goal achievement is based on corporate goals and 25% is based on individual goals.  Any bonus paid to our Chief Executive Officer under the Plan is based entirely on the achievement of corporate goals. All Plan participants have the same corporate goals, which are recommended by our Chief Executive Officer and approved by our Compensation Committee.  Individual goals are established by our Chief Executive Officer upon consultation with other Plan participants. The degree to which corporate and individual goals have been met is determined by our Compensation Committee after the end of our fiscal year.

The maximum award for our Chief Executive Officer, Vice Presidents and director-level employees is 50%, 35% and 25% of annual salary, respectively.  For any Plan participant, both corporate and individual goals, as applicable, must be achieved at a minimum 75% level for any award to take place.  In addition, Plan participants must have been employed by us prior to July 1 of any Plan year to be eligible for an award in such year.  Plan participants that were hired after January 1 and before July 1 of any Plan year will have their award pro-rated in such year. If a Plan participant is terminated during the year, he or she will not be entitled to participate in the Plan for that year, except if the termination is due to death or disability, in which case the participant will be eligible to participate on a pro rated basis.  In the event that we undergo a change in control, it will be assumed that 100% of corporate and individual goals have been met and each Plan participant will be entitled to the resulting award, pro rated to the date of the change in control.

Our Compensation Committee also approved corporate goals under the Plan for 2007.  The corporate goals relate to the development of our internal clinical programs, our financial condition and other corporate developments.

The above description is qualified in its entirety by reference to the summary of our 2007 Incentive Compensation Plan attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Summary of Optimer Pharmaceuticals, Inc. 2007 Incentive Compensation Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: July 23, 2007	By:	/s/ John D. Prunty
John D. Prunty Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Summary of Optimer Pharmaceuticals, Inc. 2007 Incentive Compensation Plan